Exhibit 99.1

Maui Land & Pineapple Company, Inc. Reports Fiscal Third Quarter 2025 Results

KAPALUA, Hawai‘i / November 14, 2025 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the quarter ended September 30, 2025.

"Our third-quarter results reflect the successful execution of our strategic initiatives, highlighted by a 39% increase in recurring leasing revenue year-over-year. This remarkable growth was complemented by strong progress in our land development segment, demonstrating our commitment to unlocking the value of our assets and accelerating the growth in housing, economic vitality and employment on Maui." said Race Randle, CEO, Maui Land & Pineapple Company, Inc.

Notable achievements this period include the following:

-	Recurring revenue from our leasing segment increased 39% year to date in 2025 as compared to the same period in 2024 and 59% when compared to the same period in 2023. The Company welcomed a variety of new commercial, industrial and land lease tenants in both Upcountry and West Maui, including the new Maui Pineapple Store and Malia Coffee Company in Hali‘imaile, Maui Sunriders Bike Shop and Big Wave Shave Ice in Kapalua, and the 1,000+ acre Ka Ike Cattle Ranch in West Maui. We continue to focus attention on opportunities to enhance this recurring revenue through improved occupancy and purposeful placemaking.
-	Sale of three land parcels through the third quarter of 2025, following an in-depth review of landholdings to identify non-strategic landholdings to market for incremental liquidity as we advance planning and development of active projects. The Company currently has five additional parcels publicly marketed for sale and recently closed on a parcel sale in October 2025.
-	Launch of new agriculture venture with hiring Director of Agricultural Operations, Darren Strand, and planting 15,000 blue weber agave plants on 25 acres of underutilized croplands in Upcountry, Maui. With decades of experience farming on Maui, Strand will advance efforts for the Company to develop value-added products with this drought tolerant crop.
-	We fulfilled our largest remaining legacy obligation to the Company’s former employees by funding, annuitizing, and terminating the qualified pension at an expense of $6.9 million. The final remaining pension obligation is scheduled to be resolved in the fourth quarter of 2026.

Third Quarter 2025 Financial Highlights from the Company’s 10Q

"We are pleased to have achieved positive Adjusted EBITDA year-to-date, a meaningful improvement over 2024 which reflects our operational progress and position for continued growth." added Randle.

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Operating Profit/Loss improved by 48.4%: ($2.8) million compared to ($5.5) million, an improvement of $2.7 million for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024.

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Operating Revenues increased by 83.1%: $14.9 million compared to $8.2 million, an improvement of $6.8 million for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024. This is partially attributed to $3,376,000 of cost reimbursements from the Relief Housing Project with the State of Hawai‘i, which has been paused pending further direction from the State.

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Operating Costs and expenses increased 30.1%: $17.8 million compared to $13.7 million, an increase of $4.1 million for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024. The increase in operating costs was primarily attributed to $3,376,000 of direct costs from the Relief Housing Project with the State of Hawai‘i, which were reimbursed by the State.

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Adjusted EBITDA (Non-GAAP) increased by $1.7 million – Adjusted EBITDA for the nine months ended September 30, 2025, was $1.6 million. This represents an increase of $1.7 million as of September 30, 2025, as compared to ($0.1) million for the nine months ended September 30, 2024.

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Land development and sales business segment’s net operating income improved by 203.9%: $0.5 million compared to ($0.5) million for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024. The increase in margin is due to three parcel sales in Upcountry and West Maui in the current year as compared to one parcel sale during the same nine-month period in 2024.

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Leasing segment’s net operating income improved by 21.5%: $4.5 million compared to $3.7 million, an increase of $0.8 million for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024. This increase was the result of focused efforts to improve occupancy, update leases to market rates, reposition renovated commercial properties and lease underutilized croplands. From late 2024 to September 30, 2025, approximately 30 leases were executed and commenced. The Company anticipates continued increases in recurring net operating income as occupancy stabilizes and origination costs related to new leases subsides.

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Combined General and administrative and Share-based compensation expenses decreased by 16.0%: $6.7 million compared to $8.0 million, a decrease of $1.3 million for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024. The decrease was primarily driven by a $1.6 million reduction in share-based compensation due to a reduced use of options. The Company does not anticipate using options for director compensation in the future, which the Company expects to result in a decrease in share-based compensation expenses in future periods.

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GAAP Net loss increased by $3.9 million primarily due to expense recognition for the pension termination: GAAP net loss was ($9.4) million, or ($0.48) per basic and diluted common share for the nine months ended September 30, 2025, compared to net loss of ($5.5) million or ($0.28) per basic and ($0.27) per diluted common share for the same period in 2024. The net loss September 30, 2025, was primarily driven by $6.9 million in pension expenses, of which $6.6 million was non-cash and resulted from the qualified pension plan termination which was finalized on September 30, 2025. The Company has fulfilled its obligation to its former employees to ensure their pensions have been fully funded and annuitized. There remains an unfunded Supplemental Employees Retirement Plan ("SERP") that is comprised of eight participants. The SERP is scheduled to be terminated in the fourth quarter of 2026 at an estimated cost of $1.6 million.

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Cash and Investments Convertible to Cash (Non-GAAP) – Cash and Investments Convertible to Cash totaled $5.0 million on September 30, 2025, a decrease of $4.5 million, as compared to $9.5 million at December 31, 2024. The decrease in cash is primarily attributed to $1.0 million in cash pension termination contributions and approximately $3.4 million of cash expended on furthering our land development activities, stabilizing our leased assets, capital expenditures across the portfolio, and launch of our new agave venture.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA and Cash and Investments Convertible to Cash, to provide information that may assist investors in understanding the Company's financial results and financial condition and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. We believe Cash and Investments Convertible to Cash are important indicators of liquidity because it includes items that are convertible into cash in the short term. These non-GAAP financial measures are not intended to represent and should not be considered more meaningful measures than, or alternatives to, measures of operating performance or liquidity as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense, pension and post-retirement expenses, and bad debt. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Cash and Investments Convertible to Cash is a non-GAAP financial measure defined as cash and cash equivalents plus investments convertible to cash within forty-eight hours. Cash and Cash Investments Convertible to Cash is a key measure used by the Company to evaluate internal liquidity.

Additional Information

More information about Maui Land & Pineapple Company’s second quarter 2025 operating results are available in the Form 10-Q filed with the Securities and Exchange Commission and posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of its portfolio, including over 22,000 acres of land along with approximately 247,000 square feet of commercial real estate. The Company envisions a future where Maui residents thrive in more resilient communities with sufficient housing supply, economic stability, food and water security, and deep connections between people and place. For over a century, MLP has built a legacy of thoughtful stewardship through conservation, agriculture, community building, and land management. The Company continues this legacy today with a mission to thoughtfully maximize the productive use of its assets to meet the critical needs of current and future generations.

Company assets include land for future residential communities and mixed-use projects within the world-renowned Kapalua Resort, home to luxury hotels such as The Ritz-Carlton Maui and Montage Kapalua Bay, pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to put its land into productive use, our ability to cultivate and commercialize Agave, our ability to market and sell nonstrategic parcels in our portfolio, and our ability to reduce share-based compensation expenses. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands except
	per share amounts)
OPERATING REVENUES

Land development and sales	$4,211	$200
Leasing	9,947	7,148
Resort amenities and other	774	805
Total operating revenues	14,932	8,153

OPERATING COSTS AND EXPENSES
Land development and sales	3,705	687
Leasing	5,450	3,447
Resort amenities and other	1,066	992
General and administrative	3,654	3,336
Share-based compensation	3,075	4,676
Depreciation	831	531
Total operating costs and expenses	17,781	13,669

OPERATING LOSS	(2,849)	(5,516)

Gain on asset disposal	1	-
Other income	525	271
Pension and other post-retirement expenses	(6,914)	(234)
Interest expense	(162)	(5)
NET LOSS	$(9,399)	$(5,484)
Other comprehensive income - pension, net	6,676	204

TOTAL COMPREHENSIVE LOSS	$(2,723)	$(5,280)

NET LOSS PER COMMON SHARE-BASIC	$(0.48)	$(0.28)
NET LOSS PER COMMON SHARE-DILUTED	$(0.48)	$(0.27)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,926	$6,835
Accounts receivable, net	2,412	5,016
Investments	120	2,687
Prepaid expenses and other assets	1,065	507
Assets held for sale	1,598	82
Total current assets	10,121	15,127

PROPERTY & EQUIPMENT, NET	17,530	17,401

OTHER ASSETS
Investment in unconsolidated joint venture	-	968
Deferred development costs - development projects	14,528	14,380
Deferred development costs - Agave venture	1,032	30
Other noncurrent assets	2,628	2,233
Total other assets	18,188	17,611
TOTAL ASSETS	$45,839	$50,139

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,070	$2,321
Payroll and employee benefits	584	908
Accrued retirement benefits, current portion	140	140
Deferred revenue, current portion	904	833
Long-term debt, current portion	85	85
Line of credit	3,000	3,000
Other current liabilities	564	730
Contract overbillings	-	3,180
Total current liabilities	7,347	11,197

LONG-TERM LIABILITIES
Accrued retirement benefits, noncurrent portion	1,451	2,368
Deferred revenue, noncurrent portion	1,133	1,233
Deposits	1,938	1,968
Long-term debt, noncurrent portion	123	168
Other noncurrent liabilities	125	24
Total long-term liabilities	4,770	5,761
TOTAL LIABILITIES	12,117	16,958

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,742,880 and 19,663,780 shares issued and outstanding at September 30, 2025, and December 31, 2024, respectively	87,318	85,877
Additional paid-in-capital	17,025	15,202
Accumulated deficit	(70,407)	(61,008)
Accumulated other comprehensive loss	(214)	(6,890)
Total stockholders' equity	33,722	33,181
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$45,839	$50,139

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(NON-GAAP) UNAUDITED

	Nine Months Ended
	September 30,
	2025	2024
	(In thousands except per share
	amounts)

NET LOSS	$(9,399)	$(5,484)
Non-cash income and expenses
Interest expense	5	5
Depreciation	831	531
Amortization of licensing fee revenue	(100)	(100)
Share-based compensation
Vesting of Stock Options granted to Board Chair and Directors	1,221	2,890
Vesting of Stock Compensation granted to Board Chair and Directors	556	426
Vesting of Stock Options granted to CEO	603	599
Vesting of employee Incentive Stock	695	761
Bad debt expense and impairments	299	64
Pension and other post-retirement expenses	6,914	234

ADJUSTED EBITDA (LOSS)	$1,625	$(74)

	Nine Months Ended	Year Ended
	September 30, 2025	December 31, 2024
	(unaudited)	(audited)
	(in thousands)

CASH AND INVESTMENTS
Cash and cash equivalents	$4,926	$6,835
Investments, current portion	120	2,687
TOTAL CASH AND INVESTMENTS CONVERTIBLE TO CASH	$5,046	$9,522